Exhibit 4.10
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT. CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of June 23, 2011
among
SIMS GROUP USA HOLDINGS CORPORATION,
and
CERTAIN AFFILIATES
as Borrowers,
BANK OF AMERICA, N.A.
as Lender

[*] Confidential Treatment Requested

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Section	Page
8.07 Severability	36
8.08 Governing Law; Jurisdiction; Etc.	36
8.09 Waiver of Jury Trial	37
8.10 USA PATRIOT Act Notice	37
8.11 Time of the Essence	38
8.12 Amendment and Restatement	38

SCHEDULES
1.01 Mandatory Cost Formulae
1.02 Key Terms Schedule
10.02 Lender’s Office; Certain Addresses for Notices

EXHIBITS
Form of
A Loan Notice
B Note
C Designated Borrower Request and Assumption Agreement
D Designated Borrower Notice
E Renewal Notice
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SECOND AMENDED AND RESTATED CREDIT AGREEMENT
     This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of June 23, 2011, among SIMS GROUP USA HOLDINGS CORPORATION, a Delaware corporation, formerly known as Sims Hugo Neu Corporation (the “Company”), SIMS GROUP GLOBAL TRADE CORPORATION, a Delaware corporation, successor by merger to Sims Hugo Neu Global Trade LLC (“Global Trade”), HNE RECYCLING LLC, a Delaware limited liability company (“HNE Recycling”), HNW RECYCLING LLC, a Delaware limited liability company (“HNW Recycling”), SIMSMETAL EAST LLC, a Delaware limited liability company, successor to Sims Hugo Neu East (General Partnership), a New York general partnership (“SHN East”), SIMSMETAL WEST LLC, a Delaware limited liability company, successor to Sims Hugo Neu West (General Partnership), a California general partnership (“SHN West”), SIMS GROUP USA CORPORATION, a Delaware corporation (“Sims USA”), METAL MANAGEMENT, INC., a Delaware corporation (“Metal Management”), MM METAL DYNAMICS HOLDINGS, INC., a Delaware corporation (“MM Dynamics”), METAL MANAGEMENT MIDWEST, INC., an Illinois corporation (“MM Midwest”), METAL MANAGEMENT OHIO, INC., an Ohio corporation (“MM Ohio”), SMM — NORTH AMERICA TRADE CORPORATION, a Delaware corporation, formerly known as Metal Management S&A Holdings, Inc. (“SMM — North America”), METAL MANAGEMENT WEST COAST HOLDINGS, INC., a Delaware corporation (“MM West Coast”), METAL MANAGEMENT PROLER SOUTHWEST, INC., a Delaware corporation (“MM Proler Southwest”), PROLER SOUTHWEST GP, INC., a Delaware corporation (“MM Southwest GP”), NAPORANO IRON & METAL, INC., a Delaware corporation (“Naporano”), METAL MANAGEMENT NORTHEAST, INC., a New Jersey corporation (“MM Northeast”), and METAL MANAGEMENT NEW HAVEN, INC., a Delaware corporation (“MM New Haven”), CIM TRUCKING, INC., an Illinois corporation (“CIM”), METAL MANAGEMENT ALABAMA, INC., a Delaware corporation (“MM Alabama”), METAL MANAGEMENT ARIZONA, L.L.C., an Arizona limited liability company (“MM Arizona”), SMM NEW ENGLAND CORPORATION, a Delaware corporation (formerly known as METAL MANAGEMENT CONNECTICUT, INC., a Delaware corporation) (“SMM New England”), METAL MANAGEMENT INDIANA, INC., an Illinois corporation (“MM Indiana”), METAL MANAGEMENT MEMPHIS, L.L.C., a Tennessee limited liability company (“MM Memphis”), METAL MANAGEMENT MISSISSIPPI, INC., a Delaware corporation (“MM Mississippi”), METAL MANAGEMENT PITTSBURGH, INC., a Delaware corporation (“MM Pittsburgh”), METAL MANAGEMENT WEST, INC., a Colorado corporation (“MM West”), NEW YORK RECYCLING VENTURES, INC., a Delaware corporation (“NY Recycling”), PROLER SOUTHWEST LP, a Texas limited partnership (“Proler Southwest”), RESERVE IRON & METAL LIMITED PARTNERSHIP, a Delaware limited partnership (“Reserve”), METAL DYNAMICS LLC, a Delaware limited liability company (“Metal Dynamics”), METAL DYNAMICS DETROIT LLC, a Delaware limited liability company (“MD Detroit”), TH PROPERTIES LLC, a Delaware limited liability company (formerly known as METAL DYNAMICS INDIANAPOLIS LLC, a Delaware limited liability company) (“TH Properties”), SIMS RECYCLING SOLUTIONS HOLDINGS INC., an Illinois Corporation (“SRS Holdings”), and together with the Company, Global Trade, HNE Recycling, HNW Recycling, SHN East, SHN West, Sims USA, Metal Management, MM Dynamics, MM Midwest, MM Ohio, SMM — North America, MM West Coast, MM Proler Southwest, MM Southwest GP, Naporano, MM
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Northeast, MM New Haven, CIM, MM Alabama, MM Arizona, SMM New England, MM Indiana, MM Memphis, MM Mississippi, MM Pittsburgh, MM West, NY Recycling, Proler Southwest, Reserve, Metal Dynamics, MD Detroit, TH Properties, SRS Holdings and any additional Affiliates of the Company becoming a party hereto as provided in Section 2.13 hereof collectively, the “Designated Borrowers” and together with the Company, collectively, the “Borrowers” individually, a “Borrower”), and BANK OF AMERICA, N.A., a national banking association (the “Lender”).
     A. The Borrowers and the Lender are parties to that certain Amended and Restated Credit Agreement dated November 2, 2009 (as amended, supplemented or otherwise modified, the “Prior Credit Agreement”) pursuant to which the Lender has committed, subject to the terms and conditions therein set forth, to make Credit Extensions to the Borrowers.
     B. The Borrowers have requested the Lender to make certain modifications to, and amend and restate in its entirety, the Prior Credit Agreement, which the Lender has agreed to do on the terms and conditions set forth in this Agreement.
     C. This Agreement is a “Facility Agreement” in respect of the Lender under and as defined in the Common Terms Deed.
     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Prior Credit Agreement as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
     1.01 Defined TermsAs used in this Agreement, the following terms shall have the meanings set forth below:
     “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
     “Agreement” means this Credit Agreement including all schedules and exhibits attached hereto.
     “Alternative Currency” means each of Euro, Sterling, Australian Dollars and each other currency (other than Dollars) that is approved in accordance with Section 1.05.
     “Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Lender at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.
     “Alternative Currency Reserve” means, at any time, the Dollar amount equal to 5% of the Outstanding Amount of Loans denominated in Alternative Currencies at such time.
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     “Applicable Margin” means the percentages per annum set out in the Key Terms Schedule, based upon the Gearing Ratio as set forth in the most recent Compliance Certificate received by the Lender. Any increase or decrease in the Applicable Margin resulting from a change in the Gearing Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to clause 4.1(c) of the Common Terms Deed; provided, however, that if a Compliance Certificate is not delivered when due in accordance with such clause, then the next higher Pricing Level shall apply from and after the date on which such Compliance Certificate was due and until the first day of the month following the Lender’s receipt of such Compliance Certificate.
     “Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Lender to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
     “Applicant Borrower” has the meaning specified in Section 2.13.
     “Approved Fund” means any Fund that is administered or managed by (a) the Lender, (b) an Affiliate of the Lender or (c) an entity or an Affiliate of an entity that administers or manages the Lender.
     “Australian Dollar” and “AU$” mean lawful money of Australia.
     “Availability Period” means the period from and including the Closing Date to the earlier of (a) the Maturity Date and (b) the date of termination of the Commitment.
     “Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate [*], (b) the Prime Rate and (c) except during a Eurocurrency Unavailability Period, the Eurocurrency Floating Rate [*].
     “Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.
     “Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Lending Office with respect to Obligations denominated in Dollars is located and:
          (a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;
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          (b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;
          (c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and
          (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
     “Cash Collateralize” has the meaning specified in Section 2.03(f).
     “Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived by the Lender.
     “Commitment” means the obligation of the Lender to make Loans and L/C Credit Extensions hereunder in an aggregate principal amount at any one time not to exceed the amount specified in the Key Terms Schedule, as such amount may be adjusted from time to time in accordance with this Agreement.
     “Commitment Fee” means the commitment fee described in Section 2.09(a) of this Agreement.
     “Common Terms Deed” means the common terms deed dated on or about June 23, 2011 between, amongst others, the Borrowers and the Lender.
     “Company” has the meaning specified in the introductory paragraph hereto.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Credit Extension” means each of the following: (a) a borrowing of a Loan and (b) an L/C Credit Extension.
     “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the
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United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Prime Rate plus (ii) the Applicable Margin applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin and any Mandatory Cost) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin applicable to standby Letters of Credit plus 2% per annum.
     “Designated Borrower” has the meaning specified in the introductory paragraph hereto.
     “Designated Borrower Notice” has the meaning specified in Section 2.13.
     “Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.13.
     “Dollar” and “$” mean lawful money of the United States.
     “Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Lender at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
     “Domestic Affiliate” means any wholly-owned Subsidiary of Sims that is organized under the laws of any political subdivision of the United States.
     “Eligible Assignee” means (a) an Affiliate of the Lender; (b) an Approved Fund; and (c) any other Person (other than a natural person) approved by the Borrower (such approval not to be unreasonably withheld or delayed); provided that no such approval shall be required if an Event of Default has occurred and is continuing.
     “EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.
     “EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
     “Euro” and “EUR” means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
     “Eurocurrency Fixed Rate” means, for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Lender from time to time) at approximately 11:00 a.m.
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(London time) two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such published rate is not available at such time for any reason, then the “Eurocurrency Rate” for such Interest Period shall be the rate per annum determined by the Lender to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by the Lender and with a term equivalent to such Interest Period would be offered by the Lender’s London Branch (or other branch or Affiliate of the Lender) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.
     “Eurocurrency Fixed Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Fixed Rate.
     “Eurocurrency Floating Rate” means, for any day, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Lender from time to time) at approximately 11:00 a.m. (London time) two Business Days prior to such day for deposits in the relevant currency (for delivery on such day) with a term equivalent to one month or (ii) if such published rate is not available at such time for any reason, then the “Eurocurrency Rate” shall be the rate per annum determined by the Lender to be the rate at which deposits in the relevant currency for delivery on such day in Same Day Funds in the approximate amount of the Base Rate Loan being made, continued or converted by the Lender and with a term equivalent to one month would be offered by the Lender’s London Branch (or other branch or Affiliate of the Lender) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to such day.
     “Eurocurrency Floating Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Floating Rate.
     “Eurocurrency Rate” means (i) with respect to a Eurocurrency Floating Rate Loan or Base Rate Loan, the Eurocurrency Floating Rate and (ii) with respect to a Eurocurrency Fixed Rate Loan, the Eurocurrency Fixed Rate.
     “Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate. Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.
     “Eurocurrency Unavailability Period” means any period during which the obligation of the Lenders to make or maintain Eurocurrency Rate Loans has been suspended pursuant to Section 3.01.
     “Event of Default” has the meaning specified in Section 7.01.
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     “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Lender on such day on such transactions as determined by the Lender.
     “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
     “Gearing Ratio” means, for a Calculation Period, the ratio of Financial Indebtedness of the Sims Group to EBITDA.
     “Honor Date” has the meaning specified in Section 2.03(c)(i).
     “Interest Payment Date” means, (a) as to any Loan other than a Eurocurrency Floating Rate Loan or a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Eurocurrency Floating Rate Loan or Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.
     “Interest Period” means, as to each Eurocurrency Fixed Rate Loan, the period commencing on the date such Eurocurrency Fixed Rate Loan is disbursed or converted to or continued as a Eurocurrency Fixed Rate Loan and ending on the date two weeks, or one, two, three or six months thereafter, as selected by the Company in its Loan Notice; provided that:
          (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
          (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
          (c) no Interest Period shall extend beyond the Maturity Date.
     “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
[*] Confidential Treatment Requested

     “Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Lender and the Company (or any Subsidiary) or in favor the Lender and relating to such Letter of Credit.
     “Key Terms Schedule”means the Key Terms Schedule set out in Schedule 1.02 as amended, supplemented or replaced from time to time in accordance with this Agreement.
     “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Government Agency charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Government Agency, in each case whether or not having the force of law.
     “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
     “L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
     “Lending Office” means the office or offices of the Lender described as such on Schedule 10.02, or such other office or offices as the Lender may from time to time notify the Borrower.
     “Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.
     “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Lender.
     “Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
     “Letter of Credit Fee” has the meaning specified in Section 2.03(h).
     “Letter of Credit Sublimit” means an amount equal to the amount of the Commitment. The Letter of Credit Sublimit is part of, and not in addition to, the Commitment.
     “Loan” has the meaning specified in Section 2.01.
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     “Loan Notice” means a notice of (a) a borrowing of a Loan, (b) a conversion of a Loan from one Type to the other, or (c) a continuation of a Eurocurrency Fixed Rate Loan as the same Type, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
     “Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01.
     “Maturity Date” means the “Maturity Date” set out in the Key Terms Schedule as extended from time to time in accordance with Section 2.05 or as otherwise agreed; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next proceeding Business Day.
     “Note” means a promissory note made by a Borrower in favor of the Lender evidencing Loans made by the Lender to such Borrower, substantially in the form of Exhibit B.
     “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Transaction Party arising under any Transaction Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Transaction Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
     “Outstanding Amount” means (i) with respect to Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.
     “Participant” has the meaning specified in Section 8.04(c).
     “Participating Member State” means each state so described in any EMU Legislation.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Government Agency or other entity.
     “Prime Rate” means for any day a fluctuating rate per annum equal to the rate of interest in effect for such day as publicly announced from time to time by the Lender as its “prime rate.” The “prime rate” is a rate set by the Lender based upon various factors including the Lender’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Lender shall take effect at the opening of business on the day specified in the public announcement of such change.
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     “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
     “Renewal Notice” means a notice provided pursuant to Section 2.05(a), which shall be substantially in the form of Exhibit E.
     “Request for Credit Extension” means (a) with respect to a borrowing, conversion or continuation of a Loan, a Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.
     “Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Lender. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
     “Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Lender may reasonably require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the Lender under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Lender may reasonably require.
     “Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Lender to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
     “Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
     “Spot Rate” for a currency means:
          (a) in the case of any Loan denominated in an Alternative Currency, the Spot Rate shall be the daily 10 am spot rate published by the New York Federal Reserve Bank at its website, http://www.ny.frb.org/markets/fxrates/tenAm.cfm for such currency on the date that is two Business Days prior to the date as of which the foreign exchange computation is made. The daily 10 am spot rates are midpoints of buying rates and selling rates, and do not necessarily
[*] Confidential Treatment Requested

reflect rates at which actual transactions have occurred. In the event that such rate does not appear on such website or such website is no longer published, the Spot Rate for a currency in the case of any Loan denominated in an Alternative Currency shall be the rate determined by the Lender to be the rate quoted by the Lender as the spot rate for the purchase by the Lender of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Lender may obtain such spot rate from another financial institution designated by the Lender if the Lender does not have as of the date of determination a spot buying rate for any such currency; and
          (b) in the case of any Letter of Credit denominated in an Alternative Currency and for all other purposes under this Agreement not described in clause (a) above, the Spot Rate shall be the rate determined by the Lender to be the rate quoted by the Lender as the spot rate for the purchase by the Lender of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date as of which the foreign exchange computation is made; provided that the Lender may obtain such spot rate from another financial institution designated by the Lender if the Lender does not have as of the date of determination a spot buying rate for any such currency; and provided further that the Lender may use such spot rate quoted on the date two Business Days prior to the date as of which the foreign exchange computation is made in all cases other than a Letter of Credit denominated in an Alternative Currency.
     “Sterling” and “£” mean the lawful currency of the United Kingdom.
     “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.
     “TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Lender to be a suitable replacement) is open for the settlement of payments in Euro.
     “Transaction Documents” means this Agreement, the Common Terms Deed, each Designated Borrower Request and Assumption Agreement, each Note, each Issuer Document, each Renewal Notice and each “Transaction Document” of the Lender, as defined in the Common Terms Deed.
     “Transaction Parties” means, collectively, the Company, each Designated Borrower and Sims.
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     “Total Outstandings” means the sum of (i) the aggregate Outstanding Amount of all Loans and (ii) the aggregate Outstanding Amount of all L/C Obligations
     “Type” means, with respect to a Loan, its character as a Base Rate Loan, a Eurocurrency Floating Rate Loan or a Eurocurrency Fixed Rate Loan.
     “United States” and “U.S.” mean the United States of America.
     “Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
     1.02 Other Interpretive Provisions With reference to this Agreement and each Designated Borrower Request and Assumption Agreement, Note and Issuer Document , unless otherwise specified herein or in such Designated Borrower Request and Assumption Agreement, Note and Issuer Document:
     (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any certificates of incorporation and constituent documents for a company) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Transaction Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Transaction Document, shall be construed to refer to such Transaction Document in its entirety and not to any particular provision thereof, (iv) all references in a Transaction Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Transaction Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
     (c) Section headings herein and in the other Transaction Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Transaction Document.
     (d) A term defined in the Common Terms Deed has the same meaning when used in this Agreement, unless defined to have a different meaning in this Agreement.
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     1.03 Transaction Documents
     The Transaction Parties acknowledge that this Agreement, each Note, each Issuer Document and each Designated Borrower Request and Assumption Agreement is, in respect of the Lender, a “Transaction Document” (as defined in the Common Terms Deed) for the purposes of the Common Terms Deed.
     1.04 Exchange Rates; Currency Equivalents.
     (a) As of each Revaluation Date, the Spot Rates shall be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Transaction Parties under the Common Terms Deed or calculating financial covenants under the Common Terms Deed or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Transaction Documents shall be such Dollar Equivalent amount as so determined by the Lender.
     (b) Wherever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Lender in its sole discretion
     (c) Wherever in this Agreement, in connection with the determination of any Transaction Party’s performance or observance of any covenant contained in this Agreement on its part to be performed or observed, an amount, such as a required minimum amount, is expressed in Australian Dollars, but the amounts to be determined are denominated in currencies other than Australian Dollars, the equivalent amount in Australian Dollars shall be determined by the Lender.
     1.05 Additional Alternative Currencies.
     (a) The Company may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Lender.
     (b) Any such request shall be made to the Lender not later than 11:00 a.m., 10 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Lender, in its sole discretion).
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     (c) If the Lender consents to making Eurocurrency Rate Loans in such requested currency, the Lender shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any borrowings of Eurocurrency Rate Loans as provided in Section 2.02 and for purposes of any Letter of Credit issuances as provided in Section 2.03.
     1.06 Change of Currency.
     (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any borrowing of Loans in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such borrowing, at the end of the then current Interest Period.
     (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Lender may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
     (c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Lender may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
     1.07 Times of Day Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).
     1.08 Letter of Credit Amounts Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
ARTICLE II.
THE COMMITMENT AND CREDIT EXTENSIONS
     2.01 Loans Subject to the terms and conditions set forth herein, the Lender agrees to make loans (each such loan, a “Loan”) to the Borrowers in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an
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aggregate amount not to exceed at any time outstanding the amount of the Commitment; provided, however, that after giving effect to any borrowing, the Total Outstandings shall not exceed the amount of the Commitment; and provided further that the availability of the Commitment at any time for the making of Loans and the issuance of Letters of Credit shall be reduced by the amount of the Alternative Currency Reserve (if any). Within the limits of the Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01. Loans may be Base Rate Loans, Eurocurrency Floating Rate Loans or Eurocurrency Fixed Rate Loans, as further provided herein.
     2.02 Borrowings, Conversions and Continuations of Loans.
     (a) Each borrowing, each conversion of a Loan from one Type to the other, and each continuation of a Eurocurrency Fixed Rate Loan shall be made upon the Company’s irrevocable notice to the Lender, which may be given by telephone. Each such notice must be received by the Lender not later than (i) 2:00 p.m. two Business Days prior to the requested date of any borrowing of, conversion to or continuation of Eurocurrency Fixed Rate Loans denominated in Dollars or of any conversion of Eurocurrency Fixed Rate Loans denominated in Dollars to Eurocurrency Floating Rate Loans or Base Rate Loans, (ii) 8:00 a.m two Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any borrowing or continuation of Eurocurrency Fixed Rate Loans denominated in Alternative Currencies, and (iii) 3:00 p.m. on the requested date of any borrowing of Eurocurrency Floating Rate Loans or Base Rate Loans. Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Lender of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each borrowing of, conversion to or continuation of Eurocurrency Fixed Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Section 2.03(c), each borrowing of or conversion to Eurocurrency Floating Rate Loans or Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Fixed Rate Loans, (ii) the requested date of the borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) the currency of the Loans to be borrowed, and (vii) if applicable, the Designated Borrower. If the Company fails to specify a currency in a Loan Notice requesting a borrowing, then the Loans so requested shall be made in Dollars. If the Company fails to specify a Type of Loan in a Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to request on a timely basis a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Floating Rate Loans in their original currency. Any automatic conversion to Eurocurrency Floating Rate Loans or Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Fixed Rate Loans. If the Company requests a borrowing of, conversion to, or continuation of Eurocurrency Fixed Rate Loans in any such Loan Notice, but fails to specify an Interest Period,
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it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.
     (b) Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such borrowing is the initial Credit Extension, Section 4.01), the Lender shall make the proceeds of each Loan available to the Company or the other applicable Borrower either by (i) crediting the account of such Borrower on the books of the Lender with the amount of such proceeds or (ii) wire transfer of such proceeds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Lender by the Company; provided, however, that if, on the date the Loan Notice with respect to such borrowing denominated in Dollars is given by the Company, there are Unreimbursed Amounts outstanding then the proceeds of such borrowing, first, shall be applied to the payment in full of any such Unreimbursed Amounts, and, second, shall be made available to the applicable Borrower as provided above.
     (c) Except as otherwise provided herein, a Eurocurrency Fixed Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Fixed Rate Loan. During the existence of a Default, no Loan may be requested as, converted to or continued as Eurocurrency Fixed Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Lender, and the Lender may demand that any or all of the then outstanding Eurocurrency Fixed Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.
     (d) The Lender shall promptly notify the Company of the interest rate applicable to any Interest Period for a Eurocurrency Fixed Rate Loan upon determination of such interest rate. On the first Business Day of each week following a week during which a Eurocurrency Floating Rate Loan is outstanding, the Lender shall notify the Company of the Eurocurrency Floating Rate applicable to such Loan(s) during the preceding week; provided, however, that the Lender shall incur no liability for failing to provide the Company with such notice. Upon request of the Company, the Lender shall notify the Borrower of the then current Eurocurrency Floating Rate. At any time that a Base Rate Loan is outstanding, the Lender shall notify the Borrower of any change in the Lender’s prime rate used in determining the Prime Rate promptly following the public announcement of such change.
     (e) After giving effect to all borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect.
     2.03 Letters of Credit.
     (a) The Letter of Credit Commitment.
          (i) Subject to the terms and conditions set forth herein, the Lender agrees (A) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more
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Alternative Currencies for the account of the Company or any Designated Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (B) to honor drawings under the Letters of Credit; provided that the Lender shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Total Outstandings would exceed the amount of the Commitment, and (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit; and provided further that the availability of the Commitment at any time for the making of Loans and the issuance of Letters of Credit shall be reduced by the amount of the Alternative Currency Reserve (if any). Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the provisos to the preceding sentence. Within the foregoing limits and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
          (ii) The Lender shall be under no obligation to issue any Letter of Credit if:
               (A) any order, judgment or decree of any Government Agency or arbitrator shall by its terms purport to enjoin or restrain the Lender from issuing such Letter of Credit, or any Law applicable to the Lender or any request or directive (whether or not having the force of law) from any Government Agency with jurisdiction over the Lender shall prohibit, or request that the Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Lender in good faith deems material to it;
               (B) the issuance of such Letter of Credit would violate one or more policies of the Lender applicable to letters of credit generally;
               (C) except as otherwise agreed by the Lender, such Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;
               (D) except as otherwise agreed by the Lender, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;
               (E) the Lender does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency; or
               (F) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
          (iii) The Lender shall not amend any Letter of Credit if the Lender would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
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          (iv) The Lender shall be under no obligation to amend any Letter of Credit if (A) the Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
     (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
          (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the Lender in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application must be received by the Lender not later than 1:00 p.m. at least two Business Days (or such later date and time as the Lender may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Lender: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Lender may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Lender (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Lender may require.
          (ii) Upon the Lender’s determination that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the Lender shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Designated Borrower) or enter into the applicable amendment, as the case may be, in each case in accordance with the Lender’s usual and customary business practices.
          (iii) If the Company so requests in any applicable Letter of Credit Application, the Lender may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Lender, the Company shall not be required to make a specific request to the Lender for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lender shall, subject to the terms and conditions set forth herein, permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Lender shall have no obligation to permit any such extension if the Lender has determined that it would have no obligation, at such time to issue such Letter of
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Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise)
          (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Lender will also deliver to the Company a true and complete copy of such Letter of Credit or amendment.
     (c) Drawings and Reimbursements.
          (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Lender shall notify the Company thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the Lender in such Alternative Currency, unless (A) the Lender (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified the Lender promptly following receipt of the notice of drawing that the Company will reimburse the Lender in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the Lender shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 1:00 p.m. on the date of any payment by the Lender under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the Lender under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Company shall reimburse the Lender in an amount equal to the amount of such drawing and in the applicable currency. If the Company fails to so reimburse the Lender by such time, the Company shall be deemed to have requested a borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Commitment and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice).
          (ii) If the Company fails to reimburse the Lender for any drawing under any Letter of Credit (whether by means of a borrowing or otherwise), such unreimbursed amount shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.
     (d) Obligations Absolute. The obligation of the Company to reimburse the Lender for each drawing under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
          (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Transaction Document;
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          (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Designated Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
          (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
          (iv) any payment by the Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
          (v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Designated Borrower or in the relevant currency markets generally; or
          (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Designated Borrower.
     The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the Lender. The Company shall be conclusively deemed to have waived any such claim against the Lender and its correspondents unless such notice is given as aforesaid.
     (e) Role of Lender. The Company agrees that, in paying any drawing under a Letter of Credit, the Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Lender, any of its Related Parties nor any correspondent, participant or assignee of the Lender shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(d); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against
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the Lender, and the Lender may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Lender’s willful misconduct or gross negligence or the Lender’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
     (f) Cash Collateral.
          (i) Upon the request of the Lender, (A) if the Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has not been reimbursed on the applicable Honor Date, or (B) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Company shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations.
          (ii) In addition, if the Lender notifies the Company at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.
          (iii) The Lender may, at any time and from time to time after the initial deposit of Cash Collateral required in this Agreement, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.
          (iv) Section 2.04 sets forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.04, “Cash Collateralize” means to pledge and deposit with or deliver to the Lender, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Lender. Derivatives of such term have corresponding meanings. The Company hereby grants to the Lender a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at the Lender.
     (g) Applicability of ISP and UCP. Unless otherwise expressly agreed by the Lender and the Company when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits (UCP), as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.
     (h) Letter of Credit Fees. The Company shall pay to the Lender, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) (i) for each commercial Letter of Credit equal to 1/4 of
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1% per annum times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit, and (ii) for each standby Letter of Credit equal to the Applicable Margin applicable to standby Letters of Credit times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Lender, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
     (i) Documentary and Processing Charges Payable to Lender. The Company shall pay to the Lender, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Lender relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
     (j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
     (k) Letters of Credit Issued for Designated Borrowers. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Designated Borrower, the Company shall be obligated to reimburse the Lender hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.
     2.04 Prepayments.
     (a) Each Borrower may, upon notice from the Company to the Lender, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Lender not later than 1:00 p.m. (A) two Business Days prior to any date of prepayment of Eurocurrency Fixed Rate Loans denominated in Dollars, (B) three Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Fixed Rate Loans denominated in Alternative Currencies, and (C) on the date of prepayment of Eurocurrency Floating Rate Loans or Base Rate Loans; (ii) any prepayment of Eurocurrency Fixed Rate Loans denominated in Dollars shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any prepayment of Eurocurrency Fixed Rate Loans denominated in Alternative Currencies shall be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iv) any prepayment of Eurocurrency Floating Rate Loans or Base Rate Loans shall be in a principal amount of $500,000 or a whole
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multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurocurrency Fixed Rate Loans are to be prepaid, the Interest Period(s) of such Loans. If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Fixed Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to clause 11.1 of the Common Terms Deed.
     (b) If the Lender notifies the Company at any time that the Total Outstandings at such time exceed an amount equal to 105% of the Commitment then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans and/or the Company shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Commitment then in effect; provided, however, that, subject to the provisions of Section 2.03(f)(ii), the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.04(b) unless after the prepayment in full of the Loans the Total Outstandings exceed the amount of the Commitment. The Lender may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.
     2.05 Review and renewal of Commitment
     (a) On or before the date falling 24 months prior to the then applicable Maturity Date (the “Existing Maturity Date”), the Lender may review its participation under this Agreement. Following this review the Lender, at its absolute discretion, may offer to extend its participation under this Agreement to a date falling 12 months after the Existing Maturity Date (the “New Maturity Date”) by delivering to the Company a signed Renewal Notice attaching a proposed Key Terms Schedule.
     (b) The Lender’s offer contained in any Renewal Notice delivered in accordance with Section 2.05(a) may be subject to any conditions precedent or subsequent as the Lender specifies in its absolute discretion.
     (c) In the course of reviewing its participation under this Agreement in accordance with Section 2.05(a), the Lender has the absolute right to propose the variation of any and all of the terms of this Agreement (“Revised Terms”), including, but not limited to, the Applicable Margin and Commitment, as part of its offer to the Borrowers to extend its participation. The Revised Terms will be set out in the Key Terms Schedule attached to a Renewal Notice delivered in accordance with Section 2.05(a).
     (d) If, within 30 days of receiving a Renewal Notice delivered in accordance with Section 2.05(a):
          (i) the Borrowers have signed and delivered to the Lender the Renewal Notice; and
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          (ii) the Lender has notified the Company that it is satisfied in its absolute discretion that all of the conditions specified in the Renewal Notice have been satisfied, the definition of “Maturity Date” under this Agreement shall be amended to be the New Maturity Date and the Key Terms Schedule amended in accordance with the Renewal Notice with effect on and from the date of the Renewal Notice.
     (e) If:
          (i) the Lender does not deliver a Renewal Notice to the Company; or
          (ii) the Lender does not give the notice in Section 2.05(d)(ii); or
          (iii) the Company does not sign and return a Renewal Notice delivered in accordance with Section 2.05(a) within 30 days of having received it, the Maturity Date will not be amended and any Revised Terms contained in a Renewal Notice delivered in accordance with Section 2.05(a) will not apply.
     (f) Nothing in the Transaction Documents obliges the Lender:
          (i) to extend any Maturity Date; or
          (ii) to provide a Renewal Notice.
     (g) Each Borrower acknowledges and agrees that the delivery or acceptance of any Renewal Notice or any amendment to a Transaction Document pursuant to this Section 2.05(a) or a Renewal Notice does not:
          (i) affect the validity or enforceability of this Agreement or any other Transaction Document;
          (ii) prejudice or adversely affect any right, power, authority, discretion or remedy arising under this Agreement or any other Transaction Document before the date of any amendment under Section 2.05(a); or
          (iii) discharge, release or otherwise affect any liability or obligation arising under this Agreement or any other Transaction Document before the date of any amendment under Section 2.05(a).
     2.06 Termination or Reduction of Commitment The Company may, upon notice to the Lender, terminate the Commitment, or from time to time permanently reduce the amount of the Commitment; provided that (i) any such notice shall be received by the Lender not later than 1:00 p.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in
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excess thereof, (iii) the Company shall not terminate or reduce the amount of the Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings plus the Alternative Currency Reserve (if any) would exceed the amount of the Commitment, and (iv) if, after giving effect to any reduction of the amount of the Commitment, the Letter of Credit Sublimit exceeds the amount of the Commitment, such Letter of Credit Sublimit shall be automatically reduced by the amount of such excess. The amount of any such Commitment reduction shall not be applied to the Letter of Credit Sublimit unless otherwise specified by the Company. All fees accrued until the effective date of any termination of the Commitment shall be paid on the effective date of such termination.
     2.07 Repayment of Loans Each Borrower shall repay to the Lender on the Maturity Date the aggregate principal amount of Loans made to such Borrower outstanding on such date.
     2.08 Interest.
     (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Floating Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Eurocurrency Floating Rate plus the Applicable Margin plus (in the case of a Eurocurrency Rate Loan which is lent by the Lender from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost, if any; (ii) each Eurocurrency Fixed Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Fixed Rate for such Interest Period plus the Applicable Margin plus (in the case of a Eurocurrency Rate Loan which is lent by the Lender from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost, if any; and (iii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin applicable to Base Rate Loans.
     (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
          (ii) If any amount (other than principal of any Loan) payable by any Borrower under any Transaction Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Lender, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
          (iii) Upon the request of the Lender, while any Event of Default of the types described in clause 5.1(a), 5.1(i) or 5.1(k) of the Common Terms Deed exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
          (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
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     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
     2.09 Fees In addition to certain fees described in subsections (h) and (i) of Section 2.03:
     (a) Commitment Fee. The Company shall pay to the Lender, a commitment fee in Dollars equal to the Applicable Margin applicable to the Commitment Fee times the actual daily amount by which the amount of the Commitment exceeds the Total Outstandings. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.
     (b) [*]
     (c) Other Fees. The Company shall pay to the Lender, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
     2.10 Computation of Interest and Fees All computations of interest for Base Rate Loans when the Prime Rate is determined by the Lender’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12, bear interest for one day. Each determination by the Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
     2.11 Evidence of Debt The Credit Extensions made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lender to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect
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to the Obligations. Upon the request of the Lender to a Borrower, such Borrower shall execute and deliver to the Lender a Note, which shall evidence the Loans to such Borrower in addition to such accounts or records. The Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of the Loans and payments with respect thereto.
     2.12 Payments Generally All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Lender at its Lending Office in Dollars and in Same Day Funds not later than 3:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Lender at its Lending Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Lender on the dates specified herein. Without limiting the generality of the foregoing, the Lender may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
     2.13 Designated Borrowers.
     (a) Effective as of the date hereof each of the Designated Borrowers specified in the introductory paragraph hereto shall be a “Designated Borrower” hereunder and may receive Loans for its account on the terms and conditions set forth in this Agreement.
     (b) The Company may at any time, upon not less than 15 Business Days’ notice from the Company to the Lender (or such shorter period as may be agreed by the Lender in its sole discretion), designate any Domestic Affiliate (an “Applicant Borrower”) as a Designated Borrower to receive Loans hereunder by delivering to the Lender a duly executed notice and agreement in substantially the form of Exhibit C (a “Designated Borrower Request and Assumption Agreement”), provided that the Applicant Borrower has also acceded as an Additional Borrower and an Additional Guarantor under the Common Terms Deed. The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Lender shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Lender, as may be reasonably required by the Lender in its sole discretion, and Notes signed by such new Borrowers to the extent the Lender so requires. If the Lender agrees that an Applicant Borrower shall be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Lender shall send a notice in substantially the form of Exhibit D (a “Designated Borrower Notice”) to the Company specifying the effective date upon which the Applicant Borrower shall constitute a Designated
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Borrower for purposes hereof, whereupon each of the Lender agrees to permit such Designated Borrower to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date.
     (c) Each Domestic Affiliate that is or becomes a “Designated Borrower” pursuant to this Section 2.13 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement, each Note, each Issuer Document, each Renewal Notice and each Designated Borrower Request and Assumption Agreement, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lender, to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.
     (d) The Company may from time to time, upon not less than 15 Business Days’ notice from the Company to the Lender (or such shorter period as may be agreed by the Lender in its sole discretion), terminate a Designated Borrower’s status as such; provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination.
ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
     3.01 Inability to Determine Rates.
     (a) Eurocurrency Floating Rate. If the Lender determines that for any reason in connection with any request for a Eurocurrency Floating Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount of such Eurocurrency Floating Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Floating Rate with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency), or (c) the Eurocurrency Floating Rate with respect to a proposed Eurocurrency Floating Rate Loan does not adequately and fairly reflect the cost to the Lender of funding such Eurocurrency Floating
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Rate Loan, the Lender will promptly so notify the Company. Thereafter, the obligation of the Lender to make or maintain Eurocurrency Floating Rate Loans in the affected currency or currencies shall be suspended until the Lender revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a borrowing of, conversion to or continuation of Eurocurrency Floating Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Loans in the amount specified therein.
     (b) Eurocurrency Fixed Rate. If the Lender determines that for any reason in connection with any request for a Eurocurrency Fixed Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Fixed Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Fixed Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency), or (c) the Eurocurrency Fixed Rate for any requested Interest Period with respect to a proposed Eurocurrency Fixed Rate Loan does not adequately and fairly reflect the cost to the Lender of funding such Eurocurrency Fixed Rate Loan, the Lender will promptly so notify the Company. Thereafter, the obligation of the Lender to make or maintain Eurocurrency Fixed Rate Loans in the affected currency or currencies shall be suspended until the Lender revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a borrowing of, conversion to or continuation of Eurocurrency Fixed Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Loans in the amount specified therein.
     3.02 Reserves on Eurocurrency Rate Loans.
     (a) Additional Reserve Requirements. The Company shall pay (or cause the applicable Designated Borrower to pay) to the Lender, (i) as long as the Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by the Lender (as determined by the Lender in good faith, which determination shall be conclusive), and (ii) as long as the Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitment or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to the Commitment or the Loans by the Lender (as determined by the Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the Company shall have received at least 10 days’ prior notice of such additional interest or costs from the Lender. If the Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.
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ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
     4.01 Conditions of Initial Credit Extension The obligation of the Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
     (a) The Lender’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Transaction Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Lender and its legal counsel:
          (i) counterparts of this Agreement and the Common Terms Deed executed by all parties thereto, sufficient in number for distribution to the Lender and the Company;
          (ii) Notes executed by the Borrowers in favor of the Lender;
          (iii) each of the conditions precedent set forth in Schedule 4 of the Common Terms Deed in form and substance satisfactory to it and the Effective Date (as defined in the Common Terms Deed) has occurred with respect to each Original Lender (as defined in the Common Terms Deed);
          (iv) favorable opinions of Baker & McKenzie LLP, counsel to the Borrowers and Sims, each addressed to the Lender, as to such other matters concerning the Transaction Parties and this Agreement as the Lender may reasonably request;
          (v) a verification certificate substantially in the form of Schedule 2 to the Common Terms Deed signed by a Responsible Officer of each Transaction Party;
          (vi) a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since December 31 2010 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
          (vii) such other assurances, certificates, documents, consents or opinions as the Lender reasonably may require.
     (b) Any fees required to be paid on or before the Closing Date shall have been paid.
     (c) Unless waived by the Lender, the Company shall have paid all fees, charges and disbursements of counsel to the Lender (directly to such counsel if requested by the Lender) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Lender);
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     4.02 Conditions to all Credit Extensions The obligation of the Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Fixed Rate Loans) is subject to the following conditions precedent:
     (a) The representations and warranties of (i) the Borrowers contained in Article V of this Agreement and (ii) each Transaction Party contained in each other Transaction Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.
     (b) No Default shall exist, or would result from such proposed Credit Extension or the application of the proceeds thereof.
     (c) The Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
     (d) If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.13 to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Lender.
     (e) In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Lender would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.
     Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Fixed Rate Loans) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
     Each Borrower makes the representations and warranties contained in clause 3 of the Common Terms Deed to and for the benefit of the Lender in respect of itself (except where the representation and warranty is expressed to apply to Sims only in which case Sims gives the relevant representation and warranty), as if those representations and warranties were set out in full in this ARTICLE V.
ARTICLE VI.
AFFIRMATIVE AND NEGATIVE COVENANTS
     6.01 Covenants in Common Terms Deed. So long as the Commitment shall be in effect, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter
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of Credit shall remain outstanding, each Borrower shall, and shall cause each other Transaction Party (to the extent that the undertaking applies to a Transaction Party), to comply with clause 4 of the Common Terms Deed (except where the undertaking is expressed to apply to Sims only in which case Sims gives the relevant undertaking) and shall use the proceeds of the Credit Extensions for non-hostile acquisitions and for general corporate purposes not in contravention of any Law or of any Transaction Document.
ARTICLE VII.
EVENTS OF DEFAULT AND REMEDIES
     7.01 Events of Default An Event of Default occurs if an “Event of Default” as defined in the Common Terms Deed occurs.
     7.02 Effect of Event of Default or U.S. Bankruptcy Filing
     (a) If an Event of Default occurs, the Lender may at any time after its occurrence by notice to Sims declare that:
          (i) the Outstanding Moneys under the Lender’s Transaction Documents are immediately due and payable; or
          (ii) the Commitment under this Agreement is cancelled,
or make each of the declarations under Section 7.02(a)(i) and (ii).
     (b) Subject to Section 7.02(c), the Borrowers must immediately repay the Outstanding Moneys under this Agreement on receipt of a notice under Section 7.02(a)(i).
     (c) A notice given by the Lender under Section 7.02(a)(i) and (a)(ii) shall be of no effect if:
          (i) it is given because of the occurrence of an Event of Default specified in clause 5.1(b), 5.1(c), 5.1(e), 5.1(f), 5.1(g), 5.1(l), 5.1(m) or 5.1(w) of the Common Terms Deed; and
          (ii) within 2 Business Days of the notice the Borrowers are able to show to the Lender’s absolute satisfaction (in the Lender’s absolute discretion) that:
                    (A) the Event of Default is not subsisting; or
                    (B) where the notice relates to an Event of Default specified in clause 5.1(l) or 5.1(w) of the Common Terms Deed, the Event of Default subsisting does not and will not have a Material Adverse Effect.
     (d) Notwithstanding any other provision of this Agreement or the Common Terms Deed, if any Borrower files a petition under the United States Bankruptcy Code or following the filing of a petition under the United States Bankruptcy Code against a Borrower, there is an order for relief with respect to such Borrower under the United States Bankruptcy Code, then:
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          (i) the commitment of the Lender to provide financial accommodation to such Borrower or make any extensions of credit to such Borrower under this Agreement shall automatically terminate; and
          (ii) the Outstanding Moneys owing by such Borrower under the Lender’s Transaction Documents with such Borrower shall automatically become due and payable, in each case without any further act of such Lender.
     7.03 Application of Funds After the exercise of remedies provided for in Section 7.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 7.02(a)), any amounts received on account of the Obligations shall be applied by the Lender in such order as it elects in its sole discretion.
ARTICLE VIII.
MISCELLANEOUS
     8.01 Amendments, Etc No amendment or waiver of any provision of this Agreement or any other Transaction Document, and no consent to any departure by the Company or any other Transaction Party therefrom, shall be effective unless in writing signed by the Lender and the Company or the applicable Transaction Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     8.02 Damage Waiver.
     (a) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
     (b) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
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     (c) Survival. The agreements in this Section shall survive the termination of the Commitment and the repayment, satisfaction or discharge of all the other Obligations.
     8.03 Payments Set Aside To the extent that any payment by or on behalf of any Borrower is made to the Lender, or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.
     8.04 Successors and Assigns.
     (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor any other Transaction Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender and the Lender may not assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (c) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (c) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     (b) Assignments by Lender. The Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Commitment, the Loans and L/C Obligations at the time owing to it) pursuant to documentation acceptable to the Lender and the assignee, it being understood and agreed that with respect to any Letters of Credit outstanding at the time of any such assignment, the Lender may sell to the assignee a ratable participation in such Letters of Credit. From and after the effective date specified in such documentation, such Eligible Assignee shall be a party to this Agreement and, to the extent of the interest assigned by the Lender, have the rights and obligations of the Lender under this Agreement, and the Lender shall, to the extent of the interest so assigned, be released from its obligations under this Agreement (and, in the case of an assignment of all of the Lender’s rights and obligations under this Agreement, shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.02, 8.02 and 8.03 with respect to facts and circumstances occurring prior to the effective date of such assignment, and shall continue to have all of the rights provided hereunder to the Lender in its capacity as issuer of any Letters of Credit outstanding at the time of such assignment). Upon request, the Borrowers (at their expense) shall execute and deliver new or replacement Notes to the Lender
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and the assignee, and shall execute and deliver any other documents reasonably necessary or appropriate to give effect to such assignment and to provide for the administration of this Agreement after giving effect thereto.
     (c) Participations. The Lender may at any time, without the consent of, or notice to, any Borrower, sell participations to any Person (other than a natural person or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the outstanding Letters of Credit and/or the Loans and/or the reimbursement obligations in respect of Letters of Credit); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the Borrower for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that the Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be made to such Participant, or (ii) reduce the principal, interest, fees or other amounts payable to such Participant (provided, however, that the Lender may, without the consent of the Participant, (A) amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or Letter of Credit reimbursement obligation or to reduce any fee payable hereunder and (B) waive the right to be paid interest at the Default Rate). Subject to subsection (d) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Section 3.02 to the same extent as if it were the Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of any set off rights of the Lender (including, without limitation, clause 16.7 of the Common Terms Deed), as though it were the Lender.
     (d) Limitations Upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.02 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent.
     (e) Certain Pledges. The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under the Note, if any) to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.
     8.05 Interest Rate Limitation Notwithstanding anything to the contrary contained in any Transaction Document, the interest paid or agreed to be paid under the Transaction Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the
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Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, the Lender may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
     8.06 Counterparts; Integration; Effectiveness This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Transaction Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
     8.07 Severability If any provision of this Agreement or any Note, Issuer Document or Designated Borrower Request and Assumption Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and any Note, Issuer Document or Designated Borrower Request and Assumption Agreements shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     8.08 Governing Law; Jurisdiction; Etc.
     (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     (b) SUBMISSION TO JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE COMMON TERMS DEED, OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.
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EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE COMMON TERMS DEED, OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) WAIVER OF VENUE. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE COMMON TERMS DEED, OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN CLAUSE 17.4 (NOTICES) OF THE COMMON TERMS DEED. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     8.09 Waiver of Jury Trial EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     8.10 USA PATRIOT Act Notice The Lender that is subject to the Act (as hereinafter defined) and the Lender hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow the Lender to identify such Borrower in accordance with the Act.
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     8.11 Time of the Essence Time is of the essence of this Agreement and each Designated Borrower Request and Assumption Agreement, Note and Issuer Document.
     8.12 Amendment and Restatement
     This Agreement shall become effective on the Closing Date and shall supersede all provisions of the Prior Credit Agreement as of such date. From and after the Closing Date all references made to the Prior Credit Agreement in any Transaction Document or in any other instrument or document shall, without more, be deemed to refer to this Agreement.
[Remainder of page intentionally left blank]
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SIMS GROUP USA HOLDINGS CORPORATION, formerly known as Sims Hugo Neu Corporation
By:	/s/ Myles Patridge
Name:	Myles Patridge
Title:	Exec V.P. & CCO

SIMS GROUP GLOBAL TRADE CORPORATION
By:	/s/ Myles Patridge
Name:	Myles Patridge
Title:	Exec V.P. & CCO

HNE RECYCLING LLC
By:	/s/ Myles Patridge
Name:	Myles Patridge
Title:	Exec V.P. & CCO

HNW RECYCLING LLC
By:	/s/ Myles Patridge
Name:	Myles Patridge
Title:	Exec V.P. & CCO

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SIMSMETAL EAST LLC
By:	/s/ Myles Patridge
Name:	Myles Patridge
Title:	Exec V.P. & CCO

SIMSMETAL WEST LLC
By:	/s/ Myles Patridge
Name:	Myles Patridge
Title:	Exec V.P. & CCO

SIMS GROUP USA CORPORATION
By:	/s/ Myles Patridge
Name:	Myles Patridge
Title:	Exec V.P. & CCO

METAL MANAGEMENT, INC.
By:	/s/ Robert C. Larry
Name:	Robert C. Larry
Title:	V.P.

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MM METAL DYNAMICS HOLDINGS, INC.
By:	/s/ Robert C. Larry
Name:	Robert C. Larry
Title:	V.P.

METAL MANAGEMENT MIDWEST, INC.
By:	/s/ Robert C. Larry
Name:	Robert C. Larry
Title:	V.P.

METAL MANAGEMENT OHIO, INC.
By:	/s/ Robert C. Larry
Name:	Robert C. Larry
Title:	V.P.

[*] Confidential Treatment Requested

SMM — NORTH AMERICA TRADE CORPORATION, formerly known as Metal Management S&A Holdings, Inc.
By:	/s/ Robert C. Larry
Name:	Robert C. Larry
Title:	V.P.

METAL MANAGEMENT WEST COAST HOLDINGS, INC.
By:	/s/ Robert C. Larry
Name:	Robert C. Larry
Title:	V.P.

METAL MANAGEMENT PROLER SOUTHWEST, INC.
By:	/s/ Robert C. Larry
Name:	Robert C. Larry
Title:	V.P.

PROLER SOUTHWEST GP, INC.
By:	/s/ Robert C. Larry
Name:	Robert C. Larry
Title:	V.P.

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NAPORANO IRON & METAL, INC.
By:	/s/ Robert C. Larry
Name:	Robert C. Larry
Title:	V.P.

METAL MANAGEMENT NORTHEAST, INC.
By:	/s/ Robert C. Larry
Name:	Robert C. Larry
Title:	V.P.

METAL MANAGEMENT NEW HAVEN, INC.
By:	/s/ Robert C. Larry
Name:	Robert C. Larry
Title:	V.P.

CIM TRUCKING, INC.
By:	/s/ Robert C. Larry
Name:	Robert C. Larry
Title:	V.P.

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METAL MANAGEMENT ALABAMA, INC.

By:
Name:
Title:

METAL MANAGEMENT ARIZONA, L.L.C.

By:	/s/ Robert C. Larry
Name:	Robert C. Larry
Title:	V.P.

SMM NEW ENGLAND CORPORATION, formerly known as Metal Management Connecticut, Inc.

By:
Name:
Title:

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METAL MANAGEMENT INDIANA, INC.

By:	/s/ Robert C. Larry
Name:	Robert C. Larry
Title:	V.P.

METAL MANAGEMENT MEMPHIS, L.L.C.

By:	/s/ Robert C. Larry
Name:	Robert C. Larry
Title:	V.P.

METAL MANAGEMENT MISSISSIPPI, INC.

By:	/s/ Robert C. Larry
Name:	Robert C. Larry
Title:	V.P.

METAL MANAGEMENT PITTSBURGH, INC.

By:	/s/ Robert C. Larry
Name:	Robert C. Larry
Title:	V.P.

[*] Confidential Treatment Requested

METAL MANAGEMENT WEST, INC.

By:	/s/ Robert C. Larry
Name:	Robert C. Larry
Title:	V.P.

NEW YORK RECYCLING VENTURES, INC.

By:	/s/ Robert C. Larry
Name:	Robert C. Larry
Title:	V.P.

PROLER SOUTHWEST LP

By:	/s/ Robert C. Larry
Name:	Robert C. Larry
Title:	V.P.

RESERVE IRON & METAL LIMITED PARTNERSHIP

By:	/s/ Robert C. Larry
Name:	Robert C. Larry
Title:	V.P.

[*] Confidential Treatment Requested

METAL DYNAMICS LLC

By:	/s/ Robert C. Larry
Name:	Robert C. Larry
Title:	V.P.

METAL DYNAMICS DETROIT LLC

By:	/s/ Robert C. Larry
Name:	Robert C. Larry
Title:	V.P.

TH PROPERTIES LLC, formerly known as Metal Dynamics Indianapolis LLC

By:	/s/ Robert C. Larry
Name:	Robert C. Larry
Title:	V.P.

SIMS RECYCLING SOLUTIONS HOLDINGS INC.

By:	/s/ Darrell Stoecklin
Name:	Darrell Stoecklin
Title:	CFO

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BANK OF AMERICA, N.A.

By:	/s/ Timothy G. Holsapple
Name:	Timothy G. Holsapple
Title:	Senior Vice President

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SCHEDULE 1.01
MANDATORY COST FORMULAE
1.	The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate the Lender for the cost of compliance with:
(a)	the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

(b)	the requirements of the European Central Bank.
2.	On the first day of each Interest Period (or as soon as possible thereafter) the Lender shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Lender as a weighted average of the Lender’s Additional Cost Rates and will be expressed as a percentage rate per annum. The Lender will, at the request of the Company, deliver to the Company a statement setting forth the calculation of any Mandatory Cost.

3.	The Additional Cost Rate for the Lender lending from a Lending Office in a Participating Member State will be its reasonable determination of the cost (expressed as a percentage of the Lender’s participation in all Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Lending Office.

4.	The Additional Cost Rate for the Lender lending from a Lending Office in the United Kingdom will be calculated by the Lender as follows:
(a)	in relation to any Loan in Sterling:

AB+C(B-D)+E x [*] 100 - (A+C)	per cent per annum
(b)	in relation to any Loan in any currency other than Sterling:

E x [*] 300	per cent per annum
Where:
“A”	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that the Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

“B”	is the percentage rate of interest (excluding the Applicable Margin, the Mandatory Cost and any interest charged on overdue amounts pursuant to the first sentence
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of Section 2.08(b) and, in the case of interest (other than on overdue amounts) charged at the Default Rate, without counting any increase in interest rate effected by the charging of the Default Rate) payable for the relevant Interest Period of such Loan.

“C”	is the percentage (if any) of Eligible Liabilities which that the Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

“D”	is the percentage rate per annum payable by the Bank of England to the Lender on interest bearing Special Deposits.

“E”	is designed to compensate the Lender for amounts payable under the Fees Rules and is calculated by the Lender as being the average of the most recent rates of charge supplied by the Lenders pursuant to paragraph 7 below and expressed in pounds per £1,000,000.
5.	For the purposes of this Schedule:
(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Fees Rules” means the rules on periodic fees contain in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.
6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.	If requested by the Company, the Lender shall, as soon as practicable after publication by the Financial Services Authority, supply to the Company, the rate of charge payable by the Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by the Lender as being the average of the Fee Tariffs applicable to the Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of the Lender.
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8.	The Lender shall supply any information required for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, the Lender shall supply the following information in writing:
(a)	the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Loan; and

(b)	any other information reasonably required for such purpose.
9.	The percentages of the Lender for the purpose of A and C above and the rates of charge of the Lender for the purpose of E above shall be determined based upon the information supplied pursuant to paragraphs 7 and 8 above and on the assumption that, the Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Lending Office in the same jurisdiction as its Lending Office.

10.	Any determination by the Lender pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to the Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

11.	The Lender may from time to time, after consultation with the Company, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.
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SCHEDULE 1.02
KEY TERMS SCHEDULE

“Commitment”	$200,000,000.

Eurocurrency Rate Loans
Standby Letters of
“Applicable Margin”	Pricing Level	Gearing Ratio	Commitment Fee	Credit	Base Rate Loans
	[*]	[*]	[*]	[*]	[*]

“Maturity Date”	The date which is three years after the date of the Common Terms Deed.
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SCHEDULE 10.02
LENDER’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES
COMPANY
and DESIGNATED BORROWERS:
Sims Group USA Holdings Corporation
110 5th Avenue, Suite 700
New York, New York 10011

Attention:	Myles Partridge
EVP and CFO
Telephone:	(212) 500-7507
Telecopier:	(212) 604-0722
Electronic Mail:	mpartridge@us.sims-group.com
Website Address:	www.sims-group.com
U.S. Taxpayer Identification Number(s):

Sims Group USA Holdings Corporation	20-3622384
Sims Group Global Trade Corporation	20-8474694
HNE Recycling LLC	42-1682531
HNW Recycling LLC	20-2880190
SimsMetal East LLC	20-8484120
SimsMetal West LLC	20-8484184
Sims Group USA Corporation	94-3053218
Metal Management, Inc.	94-2835068
MM Metal Dynamics Holdings, Inc.	20-8828154
Metal Management Midwest, Inc.	36-2582686
Metal Management Ohio, Inc.	34-0901723
SMM — North America Trade Corporation	25-1619177
Metal Management West Coast Holdings, Inc.	36-4325792
Metal Management Proler Southwest, Inc.	35-2265134
Proler Southwest GP, Inc.	20-3916027
Naporano Iron & Metal, Inc.	36-4325790
Metal Management Northeast, Inc.	22-1449923
Metal Management New Haven, Inc.	36-4345073
CIM Trucking, Inc.	36-4035047
Metal Management Alabama, Inc.	36-4218674
Metal Management Arizona, L.L.C.	86-0819529
SMM New England Corporation	06-1516622
Metal Management Indiana, Inc.	36-3197180
Metal Management Memphis, L.L.C.	62-1600547
Metal Management Mississippi, Inc.	76-0570379
Metal Management Pittsburgh, Inc.	36-4235943
Metal Management West, Inc.	84-0888787
New York Recycling Ventures, Inc.	20-5968735
Proler Southwest LP	36-4169987
Reserve Iron & Metal Limited Partnership	34-1658201
Metal Dynamics LLC	74-3161971
Metal Dynamics Detroit LLC	20-8827974
TH Properties LLC	20-8828030
Sims Recycling Solutions Holdings Inc.	36-4002401
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LENDER:
Lender’s Office
(for payments and Requests for Credit Extensions):
Bank of America, N.A.
2001 Clayton Rd
CA4-702-02-25
Concord, CA 94520

Attention:	Hussin T. Baig
Telephone:	(925) 675-7659
Telecopier:	(888) 264-0966
Electronic Mail:	rhussin.baig@baml.com
Lender’s Domestic Wire Instructions

Bank Name:	Bank of America NA NY NY
ABA/Routing No.:	026009593
Account Name:	Credit Services West
Account No.:	3750836479
Attention:	Hussin T. Baig
Reference:	Sims Group USA Holdings Corporation
Lender’s Foreign Wire Instructions

Currency:	Australian Dollars (AUD)
Bank Name:	Bank of America Sydney
Swift/Routing No.:	BOFAAUSX
Account Name:	Grand Cayman Unit #1207
Account No.:	96272016
Attention:	Grand Cayman Unit #1207
Reference:	Sims Group USA Holdings Corporation
Lender’s Foreign Wire Instructions

Currency:	Euro Currency (EUR)
Bank Name:	Bank of America London
Swift/Routing No.:	BOFAGB22
Account Name:	Grand Cayman Unit #1207
Account No.:	96272019
Attention:	Grand Cayman Unit #1207
Reference:	Sims Group USA Holdings Corporation
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Lender’s Foreign Wire Instructions

Currency:	British Pounds Sterling (GBP)
Bank Name:	Bank of America London
Swift/Routing No.:	BOFAGB22
Account Name:	Grand Cayman Unit #1207
Account No.:	96272027
FFC Account Name:	Sort Code 16-50-50
Attention:	Grand Cayman Unit #1207
Reference:	Sims Group USA Holdings Corporation
Lender’s Foreign Wire Instructions

Currency:	Japanese Yen (JPY)
Bank Name:	Bank of America Tokyo
Swift/Routing No.:	BOFAJPJX
Account Name:	Grand Cayman Unit #1207
Account No.:	96272011
Attention:	Grand Cayman Unit #1207
Reference:	Sims Group USA Holdings Corporation
Other Notices as Lender:

Bank of America, N.A.
Commercial Banking
Mail Code: WA1-501-36-06
800 Fifth Avenue, Floor 36
Seattle, WA 98104

Attention:	Timothy G. Holsapple
Senior Vice President
Telephone:	(206) 358-3130
Facsimile:	(206) 358-3971
Electronic Mail:	tim.holsapple@baml.com
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EXHIBIT A
FORM OF LOAN NOTICE
Date: ___________, _____
To: Bank of America, N.A.
Ladies and Gentlemen:
     Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of June __, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Sims Group USA Holdings Corporation, formerly known as Sims Hugo Neu Corporation, a Delaware corporation (the “Company”), the Designated Borrowers from time to time party thereto, and Bank of America, N.A..
     The Company hereby requests, on behalf of itself or, if applicable, the Designated Borrower referenced in item 6 below (the “Applicable Designated Borrower”) (select one):

☐ A Borrowing of Loans	☐ A conversion or continuation of Loans

1.	On ____________________________________(a Business Day).

2.	In the amount of $___________________________.

3.	Comprised of________________________ .. [Type of Loan requested]

4.	In the following currency: _______________.

5.	For Eurocurrency Fixed Rate Loans: with an Interest Period of _________ months.

6.	On behalf of _____________________________________ [insert name of applicable Designated Borrower].
     The Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

SIMS GROUP USA HOLDINGS CORPORATION, formerly known as Sims Hugo Neu Corporation
By:
Name:
Title:

[*] Confidential Treatment Requested

EXHIBIT B
FORM OF NOTE

$__,000,000	[___________, _____]
     FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to Bank of America, N.A., a national banking association, or assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Second Amended and Restated Credit Agreement, dated as of June __, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Sims Group USA Holdings Corporation, a Delaware corporation, formerly known as Sims Hugo Neu Corporation, the Designated Borrowers from time to time party thereto, and the Lender.
     The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Lender in the currency in which such Loan was denominated and in Same Day Funds at the Lending Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
     This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the guarantee and indemnity contained in clause 7 of the Common Terms Deed. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.
     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
[Remainder of page intentionally left blank]
[*] Confidential Treatment Requested

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[BORROWER / APPLICABLE DESIGNATED BORROWER]
By:
Name:
Title:

[*] Confidential Treatment Requested

EXHIBIT C
FORM OF DESIGNATED BORROWER
REQUEST AND ASSUMPTION AGREEMENT
Date: ___________, _____
To: Bank of America, N.A.
Ladies and Gentlemen:
     This Designated Borrower Request and Assumption Agreement is made and delivered pursuant to Section 2.13 of that certain Second Amended and Restated Credit Agreement, dated as of June __, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Sims Group USA Holdings Corporation, a Delaware corporation, formerly known as Sims Hugo Neu Corporation (the “Company”), the Designated Borrowers from time to time party thereto, and Bank of America, N.A. (the “Lender”), and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Request and Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
     Each of ______________________ (the “Designated Borrower”) and the Company hereby confirms, represents and warrants to the Lender that the Designated Borrower is a Domestic Affiliate.
     The documents required to be delivered to the Lender under Section 2.13 of the Credit Agreement will be furnished to the Lender in accordance with the requirements of the Credit Agreement.
     The true and correct U.S. taxpayer identification number of the Designated Borrower is ____________.
     The parties hereto hereby confirm that with effect from the date hereof, the Designated Borrower shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement identical to those which the Designated Borrower would have had if the Designated Borrower had been an original party to the Credit Agreement as a Borrower. The Designated Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement.
     The parties hereto hereby request that the Designated Borrower be entitled to receive Loans under the Credit Agreement, and understand, acknowledge and agree that neither the Designated Borrower nor the Company on its behalf shall have any right to request any Loans for its account unless and until the date five Business Days after the effective date designated by the Lender in a Designated Borrower Notice delivered to the Company pursuant to Section 2.13 of the Credit Agreement.
[*] Confidential Treatment Requested

     This Designated Borrower Request and Assumption Agreement shall constitute a Transaction Document under the Credit Agreement.
     THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[DESIGNATED BORROWER]
By:
Name:
Title:

SIMS GROUP USA HOLDINGS CORPORATION, formerly known as Sims Hugo Neu Corporation

By:
Name:
Title:

[*] Confidential Treatment Requested

EXHIBIT D
FORM OF DESIGNATED BORROWER NOTICE
Date: ___________, _____
To: Sims Group USA Holdings Corporation
Ladies and Gentlemen:
     This Designated Borrower Notice is made and delivered pursuant to Section 2.13 of that certain Second Amended and Restated Credit Agreement, dated as of June __, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Sims Group USA Holdings Corporation, a Delaware corporation, formerly known as Sims Hugo Neu Corporation (the “Company”), the Designated Borrowers from time to time party thereto, and Bank of America, N.A. (the “Lender”), and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Notice and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
     The Lender hereby notifies Company that effective as of the date hereof _________________________ shall be a Designated Borrower and may receive Loans for its account on the terms and conditions set forth in the Credit Agreement.
     This Designated Borrower Notice shall constitute a Transaction Document under the Credit Agreement.

BANK OF AMERICA, N.A.
By:
Name:
Title:

[*] Confidential Treatment Requested

EXHIBIT E
FORM OF RENEWAL NOTICE
Date: ___________, _____
To: Sims Group USA Holdings Corporation
Attention: [insert relevant name]
Ladies and Gentlemen:
     We refer to that certain Second Amended and Restated Credit Agreement, dated as of June __, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Sims Group USA Holdings Corporation, a Delaware corporation, formerly known as Sims Hugo Neu Corporation (“Company”), the Designated Borrowers from time to time party thereto, and Bank of America, N.A. (the “Lender”), and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Renewal Notice and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
     Under Section 2.05(a) of the Credit Agreement, the Lender hereby notifies Company that the Lender has agreed to extend the Maturity Date by 12 months, from _________ (“Existing Maturity Date”) to ________ (“New Maturity Date”), subject to the following conditions:
     (a) the Borrowers indicating their acknowledgement and agreement to the extension of the Maturity Date by 12 months, by signing and delivering this notice to the Lender within 30 days of receiving it;
     (b) [the Borrowers indicating their acknowledgement and agreement to the Key Terms Schedule being amended and restated in the form set out in the Schedule to this notice, by initialling the attached schedule and delivering the initialled schedule (attached to this notice) to the Lender within 30 days of receiving it]; and
     (c) [insert additional conditions precedent as required].
     Subject to the above conditions being satisfied, we agree that on and from the Existing Maturity Date:
          (a) the definition of “Maturity Date” in Section 1.01 of the Credit Agreement shall be amended to be the New Maturity Date[; and
     (b) the Key Terms Schedule will be amended and restated in the form set out in the attached Schedule].
[*] Confidential Treatment Requested

BANK OF AMERICA, N.A.
By:
Name:
Title:

Agreed and acknowledged by Company on behalf of the Borrowers:

SIMS GROUP USA HOLDINGS CORPORATION, formerly known as Sims Hugo Neu Corporation

By:
Name:
Title:

[*] Confidential Treatment Requested